CERTIFICATE OF LIMITED PARTNERSHIP OF POTOMAC LEASING ASSOCIATES, L.P.

          This Certificate of Limited Partnership of Potomac Leasing Associates, L.P. (the "Partnership"), dated as of the 15th day of April, 1993, is being duly executed and filed by POTOMAC NEVADA LEASING CORPORATION, a Nevada corporation, as the sole general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.).

1. Name. The name of the limited partnership formed hereby shall be Potomac Leasing Associates, L.P.

          2.     Registered Office. The registered office of the Partnership in the State of Delaware &s located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3.     Registered Agent. The name and address of the registered agent of the Partnership for service of process in the State of Delaware is located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4. General Partner. The name and mailing address of the sole general partner of the Partnership are as follows:
POTOMAC NEVADA LEASING CORPORATION 241 Ridge Street Fourth Floor Reno, Nevada 89501
IN WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.
POTOMAC NEVADA LEASING CORPORATION By: /s/ GARY R. CORRELL Name: Gary R. Correll Title: President
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:25 PM 04/15/1993 931055198 - 2332803
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP OF POTOMAC LEASING ASSOCIATES, L.P. _____________________________________________________

          POTOMAC LEASING ASSOCIATES, L.P., a limited partnership organized under the Delaware Revised Uniform Partnership Act (the "Act"), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act, hereby certifies that effective on May 23rd, 1997, Paragraphs 3 & 4 of the Certificate of Limited Partnership is amended to read in its entirety as follows:

The address of the registered office of the Partnership in Delaware is: 1013 Centre Road, in the city of Wilmington, in the county of New Castle. The Partnership's registered agent at that address is: Corporation Service Company.

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a general partner thereunto duly authorized as of the 23rd day of May 1997.
POTOMAC NEVADA LEASING CORPORATION By: /s/ LESLIE C. ZIMBERG Type Name: Leslie C. Zimberg - Vice President & Secretary General Partner
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:15 PM 03/31/1999 991126292 - 2332803
AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP OF POTOMAC LEASING ASSOCIATES, L.P.

          This Amended and Restated Certificate of Limited Partnership of Potomac Leasing Associates, L.P. (the "Partnership"), dated March 31, 1999, has been duly executed and is being filed by the undersigned, being the sole General Partner of the Partnership, in accordance with the provisions of 6 Del. C. Section 17-210, to amend and restate the Certificate of Limited Partnership of the Partnership, which was filed on April 15, 1993 with the Secretary of State of the State of Delaware (the "Certificate"), which has been amended by a Certificate of Amendment to Certificate of Limited Partnership field on May 28, 1997, to form the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Sections 17-101, et seq.).

The Certificate is hereby amended and restated in its entirety to read as follows:
1. Name. The name of the limited partnership its Potomac Leasing Associates, L.P.
2. Registered Office. The registered office Partnership in the State of Delaware is located in 1013 Centre Read, Wilmington, New Castle County, Delaware 19805.

          3.     Registered Agent. The name and address of the registered agent of the Partnership for service of process in the State of Delaware are Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

4. General Partner. The name and business address of the sole General Partner of the Partnership are as follows:
Potomac Nevada Leasing Corporation 1517 Delucchi Lane Suite 115 Reno, Nevada 89502 Attention: Contracts Administrator

          IN WITNESS WHEREOF, the undersigned, being the sole General Partner of the Partnership, has caused this Amended and Restated Certificate of Limited Partnership to be executed as of the date first-above written.

POTOMAC NEVADA LEASING CORPORATION By: /s/ LESLIE C. ZIMBERG Name: Leslie C. Zimberg Title: Vice President and Secretary